As filed with the Securities and Exchange Commission on May 28, 2008
Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

E-DISPATCH INC.
(Exact name of Registrant as specified in its charter)

Nevada	7373	74-3232809
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

800 Bellevue Way, Suite 400
Bellevue, Washington, 98004
Tel: (425) 646-2391
(Address and telephone number of Registrant’s principal executive offices)
(Address of principal place of business or intended principal place of business)

Business Filings Incorporated
6100 Neal Road, Suite 880
Reno, NV 89501
Phone: (800) 981-7183
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices
Rabin Science Park
Rehovot, Israel
Telephone No.: (718) 360-5351
Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]       Accelerated Filer [ ]

Non-accelerated filer [ ]       Smaller reporting company [X]

Calculation of Registration Fee

			Proposed	Amount of
Title of Class	Amount to be	Proposed	Maximum	Registration
of Securities to	Registered(¹)	Maximum	Aggregate	Fee
be Registered		Aggregate	Offering
		Price Per Share	Price(²)
Common	800,000	$0.05	$40,000	$3.83
Stock, $0.001
per share
Total	800,000	$0.05	$40,000	$3.83

(¹)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(²)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
Subject to Completion Dated May 28, 2008

E-DISPATCH, Inc.

A MAXIMUM OF 800,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.05 PER SHARE

The selling stockholders named in this prospectus are offering for resale 800,000 shares of our common stock. The selling stockholders have advised us that they will sell the shares of common stock from time to time after this prospectus is declared effective and they have set an offering price for these securities of $0.05 per share of common stock offered through this prospectus until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses incurred in this offering. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.05 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. The Selling Stockholders may be deemed underwriters of the shares of common stock that they are offering. We will pay the expenses of registering these shares.

The date of this prospectus is _______  __, 2008

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

i

PLAN OF DISTRIBUTION	33
DESCRIPTION OF SECURITIES	36
SHARES AVAILABLE FOR FUTURE SALES	37
LEGAL MATTERS	38
EXPERTS	38
WHERE YOU CAN GET MORE INFORMATION	38
FINANCIAL STATEMENTS	F-1

Part II
INDEMNIFICATION OF DIRECTORS AND OFFICERS	I-1
SIGNATURES	I-5

ii

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 4. All references to “we,” “us,” “our,” “E-Dispatch,” “Company” or similar terms used in this prospectus refer to E-Dispatch Inc.

Corporate Background

We were incorporated on July 31, 2007. We are a development stage company and have not generated any revenues to date. We are focused on developing and offering a cell phone-based taxi dispatch system that will be predicated on a software product that will reside on a personal computer to be used by the taxi dispatcher/system operator. We intend for our taxi dispatch system to allow the taxi dispatcher/system operator to receive customer phone calls and to enter requests for taxis into the system, which will then create and send interactive text messages to taxis that are in service advising them of the waiting customers.

Our offices are currently located at 800 Bellevue Way, Suite 400 Bellevue, Washington, 98004. Our telephone number is 425-646-2391. We have a website at www.e-dispatchinc.com. Our fiscal year end is March 31.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

The Offering

Shares of common stock being offered by the selling
stockholders

Offering price

Number of shares outstanding before the offering

Number of shares outstanding after the offering if all the shares are sold

800,000 shares of our common stock.

$0.05 per share of common stock.

1,800,000

1,800,000

Our executive officers and Directors currently hold 50.55% of our shares, and, as a result, they retain control over our direction.

Market for the common stock	There is no public market for our common stock. After the effective date of the registration statement, we intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock

Summary Financial Data

The following summary financial information for the period from July 31, 2007 (date of inception) through March 31, 2008, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section beginning on page 16 and the financial statements and accompanying notes included in this prospectus.

Statements of
Operations
For the period
July 31, 2007
(inception)
through
March 31, 2008

Net loss	(16,998)

Net loss per common share:
Basic and diluted (less than $0.01 per share	0

Weighted average number of
Common shares outstanding:	1,800,000

Balance Sheet
Data
March 31, 2008

Total assets	$38,850
Total liabilities	6,848
Total Liabilities and Stockholders’ Equity	$39,850

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would be materially adversely affected. As a result, you could lose all or part of your investment.

Risks Relating to Our Lack of Operating History

1.	Our auditors issued a going concern opinion, indicating the possibility that we may not be able to continue to operate.

The Company has incurred net losses of $16,998 for the period from July 31, 2007, (date of inception) through March 31, 2008. We anticipate generating losses for the next 12 months. We do not anticipate generating revenues prior to the end of 2009. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.

As a result, we may not be able to obtain additional necessary funding. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

2.	We are a development stage company and may never be able to execute our business plan.

We were incorporated on July 31, 2007. We currently have no products, customers, or revenues. Although we have begun initial planning for the development of our Taxi Dispatch System, we may not be able to execute our business plan with the funds that we have raised and we may require additional financing in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious effect on our company’s ability to survive. At this time, there are no anticipated additional sources of funds in place.

3.	Our business plan may be unsuccessful.

The success of our business plan is dependent on our developing our Taxi Dispatch System. Our ability to develop this system is unproven, and the lack of operating history makes it difficult to validate our business plan. In addition, the success of our business plan is dependent upon the acceptance of our system by taxi company operators. Should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuation as a going concern.

4.	We have no operating history and have maintained losses since inception, which we expect will continue in the future.

Management believes that the prior investment of $50,000 by our current stockholders will be sufficient to commence and continue our planned activities for approximately 12 months after the offering. We also expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our planed taxi dispatch services. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Risks Relating to Our Business

5.	Our executive officers and Directors have significant voting power and may take actions that may be contrary to actions sought by our other stockholders.

Our officers and Directors hold 55.55% of the outstanding shares of our common stock. These stockholders will be able to exercise significant influence over all matters requiring stockholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

6.	Since our officers and Directors may work or consult for other companies, their other activities could slow down our operations.

Our officers and Directors are not required to work exclusively for us and do not devote all of their time to our operations. Presently, our officers and Directors allocate only a portion of their time to the operation our business. Since our officers and Directors are currently employed full-time elsewhere, they are able to commit to us only up to 20-25 hours a week. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow-down in operations.

7.	Our officers and Directors are located in the Philippines.

Since all of our officers and Directors are located in the Philippines, any attempts to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

Risks Relating to Our Strategy and Industry

8.	Dispatch Systems are subject to rapid technological change.

Our business is in an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement. To compete successfully in the taxi dispatch market, we must continue to design, develop and sell new and enhanced services that provide increasingly higher levels of performance and reliability at lower cost. These new and enhanced services must take advantage of technological advancements and changes, and respond to new customer requirements. Our success in designing, developing, and selling such services will depend on a variety of factors, including:

  Identifying and responding to market demand for new services;

  The scalability of our equipment platforms to efficiently deliver our services;

  Keeping abreast of technological changes;

  Timely developing and implementing new product/service offerings and features;

  Maintaining quality of performance;

  Providing cost-effective service and support; and

  Promoting our services and expanding our market share.

If we are unable, due to resource constraints or technological or other reasons, to develop and introduce new or enhanced services in a timely manner, if such new or enhanced services do not achieve sufficient market acceptance, or if such new service introductions decrease demand for existing services, our operating results would decline and our business would not grow.

9.	Potential risks of using of “open source” software.

Like many other software companies, we intend to distribute “open source” software in order to add functionality to our products quickly and inexpensively. We face certain risks relating to our intended use of open source code. Open source license terms may be ambiguous and may result in unanticipated or uncertain obligations regarding our products. Open source software licensing present license compliance risks for us. If we fail to comply with the license obligations, we could be sued and/or lose the right to use the open source code.

Our use of open source code could also result in us developing and selling products that infringe third-party intellectual property rights. It may be difficult for us to accurately determine the developers of the open source code and whether the code incorporates proprietary software.

10.	We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share. Also, intense competition in the markets in which we compete could prevent us from increasing or sustaining our revenue and prevent us from achieving profitability.

Most of our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours.

11.	We need to retain key personnel to support our services and ongoing operations.

The development of our system and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and other needed key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to develop our system products and sell our services, which could adversely affect our financial results and impair our growth.

12.	Because Mrs. Suava and Mr. Macutay have no experience in running a company that sells taxi dispatch systems, they may not be able to successfully operate such a business, which could cause you to lose your investment.

We are a start-up company and we intend to market and sell our Taxi Dispatch System. Messrs. Suava and Macutay, our current officers, have effective control over all decisions regarding both policy and operations of our company with no oversight from other management. Our success is contingent upon these individuals’ ability to make appropriate business decisions in these areas. Their lack of relevant operational experience could prevent us from becoming a profitable business and could cause an investor to lose all or part of his investment in us.

13.	If we are unable to attract and retain the interest of taxi company operators, we will not be successful.

We will rely significantly on our ability to attract and retain the interest of taxi company operators. We will need to continually evaluate and build our system to keep pace with the needs of both taxi drivers and the operators of the taxi companies. We may be unable to identify or obtain the participation of a sufficient number of taxi companies that are interested in licensing our system, which may decrease the potential for the growth of our business. We cannot assure that we will be successful in signing up taxi operators to our system. The cost of attracting these operators may be higher than we anticipate, and, as a result, our profitability could be minimal. Similarly, if we are unable to attract and retain the interest of taxi operators, our ability to offer our system will decline and our business will most likely fail.

14.	Our success depends on independent contractors to develop our system.

We intend to rely on third party independent contractors for software development, database design, website interface, web hosting and other development functions. These third party developers may not dedicate sufficient resources or give sufficient priority to developing our required resources. There is no history upon which to base any assumption as to the likelihood that we will prove successful in selecting qualified software development contractors, and we cannot provide investors with any assurance that our website and associated databases and administrative software will be developed according to the specifications that we require. If we are unsuccessful in addressing these risks, our business will most likely fail.

15.	We may lose customers if we experience system failures that significantly disrupt the availability and quality of the services that we provide.

The operation of our system will depend on our ability to avoid and mitigate any interruptions in service or reduced capacity for customers. Interruptions in service or performance problems, for whatever reason, could undermine confidence in our service and cause us to lose customers or make it more difficult to attract new ones. In addition, because our system may be critical to the businesses of our customers, any significant interruption in service could result in lost profits or other losses to our customers.

16.	If a third party asserts that we infringe its proprietary rights, we could be required to redesign our software, pay significant royalties, or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our technology or third party technologies that we license violate its intellectual property rights. As the number of software products in our markets increases and the functionality of these software products further overlap, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

  Be expensive and time-consuming to defend;

  Result in negative publicity;

  Force us to stop selling our services that rely on the challenged intellectual property;

  Require us to redesign our software products;

  Divert management’s attention and our other resources; or

  Require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

We believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus could decrease our revenues and/or result in losses to our business.

17.	Our product will employ proprietary technology, which will be difficult to protect.

Our success and ability to compete are dependent to a significant degree on our proprietary technology. We intend to rely on a combination of patent, trade secret, copyright and trademark laws, together with non-disclosure agreements and technological measures to establish and protect proprietary rights in our proposed product. We cannot assure you that these efforts will provide meaningful protection for our technology because:

  some foreign countries may not protect our proprietary rights as fully as do the laws of the United States;

  if a competitor were to infringe on our proprietary rights, enforcing our rights may be time consuming and costly, diverting management’s attention and our resources;

  measures like entering into non-disclosure and non-competition agreements afford only limited protection;

  unauthorized and/or unidentifiable parties may attempt to copy aspects of our products and develop similar software or to obtain and use information that we regard as proprietary; and

  our competitors may be able to design around our intellectual property rights or independently develop products that are substantially equivalent or superior to our products.

18.	The demand for our proposed solution depends in large part on continued use of taxis as a means of transportation in the Philippines. A decline in demand, or a decrease or delay in spending by taxi dispatchers and taxi operators, could have a material adverse effect on our results of operations.

We cannot assure you of the rate, or the extent to which, the taxi dispatch market will grow, if at all. Demand for our Taxi Dispatch System will depend on the magnitude and timing of capital spending by taxi operators. In the event of a downturn in the use of taxis in the Philippines, taxi operators may be required to reduce their capital expenditures, cancel or delay new developments, or take a cautious approach to acquiring new equipment and technologies, which could have a negative impact on our business.

Risks Relating to this Offering

19.	NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

20.	There is no public market for the securities and even if a market is created, the market price of our common stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, our common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

21.	The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

22.	State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

23.	Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to “Penny Stock,” the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

Risks Relating to Business in the Philippines

24.	Because we plan to conduct our business in the Philippines and other locations in Asia, we may be subject to political instability that could harm our business.

We plan to conduct our business in the Philippines, and later to expand to other locations in Asia. Countries that comprise our proposed market in Asia have been subject to political instability and terrorist activities. We cannot assure you that we will be successful in overcoming the risks that relate to or arise from operating in international markets. Risks inherent in doing business on an international level include:

  economic and political instability;

  changes in regulatory requirements, tariffs, customs, duties and other trade barriers;

  transportation delays;

  power supply shortages and shutdowns;

  difficulties in staffing and managing foreign operations and other labor problems;

  existence of language barriers and cultural distinctions;

  acts of God, including floods, typhoons and earthquakes; and

  other uncertainties relating to the administration of, or changes in, or new interpretation of, the laws, regulations and policies of the jurisdictions in which we conduct our business.

In addition, our activities outside the United States are subject to risks associated with fluctuating currency values and exchanges rates, hard currency shortages and controls on currency exchange.

The risks inherent in our international operations have been increased by the threat of terrorist attacks. These attacks, coupled with an international military response, have created an uncertain economic environment, and we cannot predict the impact of these political threats or any related military action, on our customers or our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 4, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page 16, the Description of Business section beginning on page 18, as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the Selling Stockholders pursuant to this prospectus. Please read “Selling Stockholders” for a list of the persons that will receive proceeds from the sale of common stock owned by them pursuant to this prospectus.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares. The price of the shares we are offering was arbitrarily determined at $0.05 per share. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development.

The price was arbitrarily determined and bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

MARKET FOR OUR COMMON STOCK

Market Information

There is no public market for our common stock.

We have issued 1,800,000 common shares since the Company’s inception on July 31, 2007, all of which are restricted shares. See “Certain Relationships and Related Transactions” section below regarding these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had 42 holders of record for our common shares as of May 21, 2008.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the 800,000 shares of common stock offered through this prospectus. The selling stockholders are non-U.S. persons who acquired the 800,000 shares of common stock offered through this prospectus from us in a series of private placement transactions pursuant to Regulation S, thus exempting these private placements from the registration requirements of the United States Securities Act of 1933.

The following table provides as of May 21, 2008, information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

1.	The number of shares beneficially owned by each prior to this offering;

2.	The total number of shares that are to be offered by each;

3.	The total number of shares that will be beneficially owned by each upon completion of the offering; and

4.	The percentage owned by each upon completion of the offering.

	Beneficial Ownership			Beneficial Ownership
	Before Offering(¹)			After Offering(¹)

			Number of
	Number of		Shares Being	Number of
Name of Selling Stockholder(¹)	Shares	Percent(²)	Offered	Shares	Percent(²)
Sarimos, Jenefer B.	20,000	*	20,000	0	0
Solis, Cerinea L.	20,000	*	20,000	0	0
Robles, Lydia R.	20,000	*	20,000	0	0
Alasio, Erlinda P.	20,000	*	20,000	0	0
Flores, Jephte S.	20,000	*	20,000	0	0

	Beneficial Ownership			Beneficial Ownership
	Before Offering(¹)			After Offering(¹)

			Number of
	Number of		Shares Being	Number of
Name of Selling Stockholder(¹)	Shares	Percent(²)	Offered	Shares	Percent(²)

Atilano, Rosevie H.	20,000	*	20,000	0	0
Gomez, Lindelou V.	20,000	*	20,000	0	0
Livioco, Lawrence C.	20,000	*	20,000	0	0
Arbizo, Gerardo N.	20,000	*	20,000	0	0
Cruz, Juliet Jay-Jet Dela	20,000	*	20,000	0	0
Gaba, Louie M.	20,000	*	20,000	0	0
Brillantes, Jennifer T.	20,000	*	20,000	0	0
Dantes, Maria Lillian S.	20,000	*	20,000	0	0
Gellangala, Gena G.	20,000	*	20,000	0	0
Vicente, Rowena L.	20,000	*	20,000	0	0
Limpin, Luzviminda C.	20,000	*	20,000	0	0
Lumalang, Nadya S.	20,000	*	20,000	0	0
Morales, Jovette S.	20,000	*	20,000	0	0
Velasco, Lilian A.	20,000	*	20,000	0	0
Yambao, Cristina A.	20,000	*	20,000	0	0
Jaylo, Ellen H.	20,000	*	20,000	0	0
Oliveros, Maribel D.	20,000	*	20,000	0	0
Senal, Emma F.	20,000	*	20,000	0	0
Garcia, Maria Linda N.	20,000	*	20,000	0	0
Acelajado, Jose A.	20,000	*	20,000	0	0

	Beneficial Ownership			Beneficial Ownership
	Before Offering(¹)			After Offering(¹)

			Number of
	Number of		Shares Being	Number of
Name of Selling Stockholder(¹)	Shares	Percent(²)	Offered	Shares	Percent(²)

Realeza, Veronica A.	20,000	*	20,000	0	0
Diwata, Maria Solita A.	20,000	*	20,000	0	0
Manahan, Edgardo A.	20,000	*	20,000	0	0
Luces, Maria Cheryl O.	20,000	*	20,000	0	0
Oloris, Felicisimo B.	20,000	*	20,000	0	0
Austria, Meldita C.	20,000	*	20,000	0	0
Corpuz, Ireneo J.	20,000	*	20,000	0	0
Siguenza, Maria Liza B.	20,000	*	20,000	0	0
Morales, Eddie T.	20,000	*	20,000	0	0
Yema, Analiza H.	20,000	*	20,000	0	0
Florin, Paul Derek I.	20,000	*	20,000	0	0
Roldan, Marie Kristine M.	20,000	*	20,000	0	0
Gamiao, Loreta C.	20,000	*	20,000	0	0
Ty, Carmen R.	20,000	*	20,000	0	0
Oringo, Veronica R.	20,000	*	20,000	0	0
TOTAL	800,000	44.45%	800,000	NIL	NIL

Notes
* Represents less than 1%

(¹)	The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered in this prospectus are actually sold.

(²)	Applicable percentage of ownership is based on 1,800,000 shares of common stock outstanding as of May 21, 2008.

Except as disclosed above, none of the selling stockholders:

(i)	has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years; nor

(ii)	has ever been one of our officers or Directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 4 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt as to whether we can continue as an ongoing business for the next twelve months. We do not anticipate that we will generate revenues until we have completed development and deployment of our taxi dispatch system. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.

In our management’s opinion, there is a market need for a low-cost taxi dispatch system. Our cell phone-based taxi dispatch system will be predicated on a software product that will reside on a personal computer to be used by the taxi dispatcher/system operator. We intend for our taxi dispatch system to allow the taxi dispatcher/system operator to receive customer phone calls and to enter requests for taxis into the system, which will then create and send interactive text messages to taxis that are in service advising them of the waiting customers.

We believe that our current funding will allow us to begin our product development, develop our website, market our product, and remain in business for twelve months. We hope to begin to generate revenues by the end of 2009. If we are unable to generate revenues for any reason or if we are unable to make a reasonable profit after 2009, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash. If we need additional funds, we may seek to obtain such funds through a second public offering, private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans at this time.

Activities to date

Management has completed background research on the market for a taxi dispatch service like the one we propose, both in the Philippines and elsewhere. We have created an information-only website located at http://www.e-dispatchinc.com, and a second website called http://www.e-dispatch.net. Our information–only website provides general information about the company and our intended products and services. This site will be updated as our software and services are developed. Our website is hosted by an internet service company at a cost of $100 per month over a three-year period on a month-to-month basis with no cancellation penalties.

Plan of Operation

Our plan of operation is to develop and deploy our taxi dispatch system. We intend to outsource both our website development and our product software development in order to minimize the costs involved and to expedite the development process. Our intended plan is described below in a section-by-section layout in order to identify the development stages and the estimated time to complete each stage.

Our system will take advantage of current internet and cellular technology as well as the increased functionality of today’s cell phones, which are already owned by many taxi drivers for their personal use. During the next twelve months we expect that our Directors will dedicate time to the success of the business by spending at least 20 to 25 hours per week on the development of our business.

Results of Operations

During the period from July 31, 2007 (date of inception) through March 31, 2008, we incurred a net loss of $(16,998). This loss consisted primarily of incorporation costs and administrative expenses. Since inception, we have sold 1,000,000 shares of common stock.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment. We have leased web hosting space needed for hosting our website at a cost of $1,200 annually.

Revenues

We had no revenues for the period from July 31, 2007 (date of inception) through March 31, 2008.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2008, reflects assets of $50,100. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.

We anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements, or understandings with any person to obtain funds through bank loans, lines of credit, or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a development stage company that was incorporated on July 31, 2007. We have commenced only limited operations, primarily focused on developing our cell phone-based taxi dispatch system and organizational matters in connection with this offering. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither the Company, nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We have not generated any revenue to date and we do not expect to generate any revenues during the first 12 months following this offering. We have reserved a domain name.

The taxi dispatch system that we are planning to develop will be a software product that resides on a personal computer to be used by a system operator. The taxi dispatch system will work with software that installs and runs on GSM mobile phones or PDA’s using SMS/GPRS protocol.

We intend for our taxi dispatch system to allow the taxi dispatcher/system operator to receive customer phone calls and to enter requests for taxis into the system, which will then create and send text messages to taxis in service advising them of waiting customers. Dispatch details, including location, customer name, and time of request, will be available in the text message in a standardized format for quick review. Each of the taxi company’s taxi drivers will receive the text message on his cell phone or PDA simultaneously, thus providing each taxi driver with the opportunity to respond to the request for a taxi. To accept the customer order, a taxi driver would enter a confirmation code on his cell phone. The first taxi driver to respond will be awarded the customer order. The system will then broadcast a second text message noting that this customer has been allocated. If none of the taxi drivers enters a confirmation code accepting the order, then the “new customer request for a taxi” will stay on the system until the order is accepted and the fare is allocated.

Our system will enable taxi drivers to use their cell phones to keep in touch with the dispatcher/system operator, thus saving on the cost of installing expensive hardware systems in each vehicle. Our taxi dispatch system will also provide taxi drivers with messaging services similar to MSN Messenger. When a taxi is available, the driver will be able to log on to the taxi dispatch system using his cell phone. When the taxi driver is busy, in transit with a customer, or unavailable for a period of time, he will be able to inform the dispatcher of his unavailability through his cell phone. When a customer has completed his journey, the driver will be able to log the time, location, and amount received into the system. A taxi driver will be able to perform all of these functions by using his cell phone’s existing mobile data capabilities. To ensure accurate record keeping, our taxi dispatch system will generate log entries for each day, and generate cross-posting of transactions to the taxi company’s general ledger for accounting purposes.

For the small business operator, the cost of purchasing a taxi dispatch system and installing fixed or portable monitors in each taxi cab is expensive. Our taxi dispatch system, by combining the use of cell phones already owned by taxi drivers with a low-cost computer server and a low-cost personal computer system to be operated by the taxi dispatcher will enable taxi companies to acquire and operate a low-cost taxi dispatch system.

The Market Opportunity

The cell phone has become a primary means of communication, especially in places that lack the wired telecommunications infrastructure of countries like the U.S., Canada, and Western Europe. According to the December 2006 issue of Evolution Shift, written by David Houle, a strategist and marketing consultant, there are over 210 million active cell phone accounts in the U.S., which has a population of about 300 million people. In 1990 a mere 1,888,000 cell phones were sold, while in the year 2000, 52,600,000 cell phone units were sold. Houle suggests that the same growth model is underway in developing and third world countries, citing 6 million new subscribers a month in India and over 5 million new subscribers a month in China. This explosive growth is having a transformational impact on the way people communicate today. http://www.evolutionshift.com/blog/2006/12/08/cell-phones-are-transformative/

Use of the internet is the second transformational trend that has affected the manner in which information is shared today. The World Wide Web provides a low-cost platform for the development and delivery of services. Leveraging both of these emerging technologies will be a key component of our business. We believe that the convergence of widespread cell phone use with low-cost internet based communication systems will enable our taxi dispatch system to meet the needs of taxi companies looking for a low-cost taxi dispatch system. In particular, we believe that our proposed taxi dispatch system could be used cost effectively in the Philippines and in other underdeveloped countries around the world.

We plan to initially focus our business in the Philippines and then to expand internationally.

Our Competition

A number of companies offer taxi dispatch products. While some of these products will directly compete with our proposed taxi dispatch system, these products are sophisticated systems that target the high-end of the market, and, in particular, taxi companies located in developed countries. These competitors include:

dESCO http://desco-soft.com/

This company was formerly known as Coastal Computer Corporation and has been in business for 26 years. dESCO sells a GSM-based dispatch system. They offer a computer software system for the service industry that is generic in nature and allows for customization by the client buying the software. dESCO’s product, ESC Service Manager, is dispatch software for small and large service companies, including taxi businesses. The company claims to have 15,000 customers who use its product offerings.

Eraytec International Inc. http://www.eraytech.com/

This Taiwan based company has developed a vehicle tracking and GPS tracking system they call the AVTS-3000. Formed in 2001, Eraytec International has annual sales between $1 million and $2.5 million according to published online report found at http://www.alibaba.com/catalog/12029677/GPS_Tracking_And_Dispatch_System.html. According to the company, the AVTS-3000 features GPS, GSM, GPRS functions on a LCD graphic monitor with 16 special function keys for communication between the system operator and the drivers. Eraytec’s system uses a call center and a combination of voice and text messaging to communicate with the taxi drivers in the field. Each taxi cab driver must have one of the company’s graphic LCD monitors installed in his vehicle in order to communicate with the dispatch system operator. Eraytec is currently working with customers in Taiwan, Indonesia, and India.

Digital Dispatch Inc. http://www.digital-dispatch.com/

Digital Dispatch is a Canadian company that has been in business for 20 years. They sell wireless mobile data products and wireless devices, and claim to have 75,000 wireless mobile data devices in use and nearly 200 wireless data systems installed on four continents. Their taxi dispatch product offering requires the installation of a wireless mobile data device in each taxi cab, which product the company sells in conjunction with the company’s dispatch software for use by the system operator.

NomadIT http://www.nomad-it.com/

NomadIT is an independent software development company based in Dublin, Ireland. They have a product available called the Nomad Taxi Dispatch System utilizing GPRS and GSM. Each taxi needs a PDA and GPS unit to connect to the system operator’s personal computer.

Mobisoft www.mobisoft.fi/

This company, based in Tampere, Finland, has developed a product they call TaxiBook, a system with automatic booking and dispatch features. The system seeks a suitable vehicle for each booking in real time. TaxiBook was designed to work with the national cell phone network that covers the entire country of Finland. Each taxi must install a fixed or portable terminal for communications with the system operator.

Based on our market research, we have not identified any other company that currently offers exactly the same service that we plan to develop. Each one of the companies listed above requires that each taxi cab have either a portable or a fixed terminal installed in the taxi cab to communicate with the system operator. Our system will not have that requirement and thus will offer substantial cost savings in comparison.

Our Software Product

The taxi dispatch system that we are planning to develop will consist of server software, call center software for dispatch, and a software program that is downloadable to the taxi drivers’ cell phones. The system will work with software that installs and runs on the GSM mobile phone or PDA’s using SMS/GPRS protocol. Taxi drivers will be able to download our proprietary messaging service software directly to their cell phones. Once installed, the messaging service will allow a taxi driver to be in communication with the taxi dispatcher/system operator without having to install any hardware in the taxi cab.

Our product will be web-based, with product delivery and system updates done over the internet. We plan to sell the product to small taxi companies using the World Wide Web as our primary sales and marketing tool.

How the system works

The main dispatch system will reside on a server in a data center or at the taxi company’s administrative office. A software program will be installed on the personal computer of each taxi dispatcher to allow access to the main dispatch site. A system operator will be trained to input the data into the taxi dispatch system. Each customer call will be logged on to the system and start the dispatch process. The dispatcher/system operator will enter the pick-up-address information and destination into pre-defined fields that are highlighted on his computer monitor. Once the new request for a taxi is completed, the computer system will prepare a SMS (Short Message Service) that will be sent to all taxi drivers operating in the area at the time. The broadcast message will be available only to cell phone users who are part of the network. Taxi drivers will receive the message on their cell phones and decide whether to accept the customer request for a taxi. Each taxi driver will be able to respond with his personal identification code if he chooses to accept the new request for a taxi. All responses will be sent through the taxi drivers’ cell phones. The SMS server will receive the short text messages from the taxi drivers, arrange them in the sequence of time in which they arrived, and assign the customer request for a taxi to the first driver who responded to the outgoing request message. The system will then send a confirmation message to the driver assigned to handle the customer request for a taxi. The taxi driver who receives the confirmation message will then proceed to the location for the waiting customer. When the taxi ride is completed, the taxi driver will send a SMS to acknowledge completion of the task and he will enter the amount of the fare. The financial data will be directed to the daily accounting file for record keeping purposes.

Product Design and Development

For a detailed description of the planned product design and development process, see “Taxi Dispatch System Development.”

Early Stage Development

While we are in the software and website development phase of operations, we have completed the information-only website.

The Directors of the Company plan to outsource the software and website development to an offshore company in order to save money and to expedite the development process. Web hosting will also be contracted out.

Within the second quarter of this year we plan to have the system design completed and the technical specification done as well. When we enter into agreements with software and website development companies, we plan to have each one sign a Non-Disclosure Agreement that will include an acknowledgement that all intellectual property rights remain with e-Dispatch Inc.

Marketing & Sales Strategy

Our marketing strategy will be multi-faceted and designed to gain maximum exposure in the shortest amount of time. In the Philippines, where we intend to first market our product, we will focus our marketing efforts on developing our contacts in small towns throughout the country. We hope to achieve extensive coverage by working in conjunction with the economic development offices situated in provinces and regions throughout the Philippines. They have an existing infrastructure designed to assist small businesses in a variety of ways, including marketing helpful products and services to them. Discussions that we have had with our local contacts in the Philippines suggest that this may be an effective way to spread the word about our new service to other small businesses. These offices have an interest in helping small businesses network with interested parties. The Philippines Center for Economic Development – http://www.pced.gov.ph/ – has many contacts that may be helpful to our business.

The main effort of our marketing strategy will be directed at online advertising using well established programs. For example, the Google internet search page (http://google.com) can provide such services for internet based companies like ours.

We plan to start by using Google Adwords to advertise our business. This program offers a graduated advertising approach that will allow us to control the frequency of the advertisements. The program tracks the number of times the advertisements appear, updates us on the amount we are spending and allows us the flexibility to adjust or eliminate our advertising campaign at any time. The last feature is most appealing because it means that we do not have to enter into a long term contract, thus reducing our long term risk. (https://adwords.google.com/). The Google advertising campaign will be monitored on a month to month basis to track results and related costs.

We plan to begin our marketing plan in month six of the first year of business.

Search Engine Marketing

In addition, we plan to install meta-tags on each of the pages of our website. Meta-tags are code words that reside in the hidden infrastructure of a web page and help to highlight a web page when someone is using a search engine to find information. For example, by including words such as “taxi dispatch GPS”, our web page will appear higher on the search page results of search engines like Google, Yahoo, AltaVista, Dogpile, and others. This approach is commonly referred to as search engine optimization. By achieving a higher ranking in the search page results we hope to increase the number of web visitors who come to see our web page and decide to do business with us. We intend to undertake a quarterly review to monitor the effectiveness of our search engine optimization program.

Multi-Lingual Newsletter

The Company’s Directors are bilingual in Filipino and English. We hope to take advantage of this ability by publishing a quarterly newsletter available from our website in both languages. We hope that this type of marketing will help establish a strong connection with taxi cab companies and other potential business partners throughout the Philippines.

Our personal contacts in the Philippines have already created interest in our business idea. Once our taxi dispatch service is available, we anticipate being able to attract and retain a sustainable client base. Unlike other products that are a single purchase only, our taxi dispatch system will include ongoing revenue earned from monthly support fees for system operator support, and monthly license fees for every taxi driver using the system (See the “Pricing Model” section below). This means that the business has the potential to continue generating revenues even after our taxi dispatch system has been installed in the field.

Pricing Model

The pricing model for our taxi dispatch system may be broken down into several sections as outlined below:

  Taxi Dispatch System (TDS): One time acquisition fee of $3,500 (includes the System Operator’s Module)

  System Support Contract: Online & telephone support fee of $500/month

  Taxi Driver License Fee: $50/month per taxi driver

We project that a typical client site may have the following profile:

Taxi Dispatch System	$3,500

System Support Contract
12 months @ $500/month	$6,000

Taxi Driver License Fee
8 drivers @ $50/month/driver
8 x $50 x 12 months	$4,200

Estimated revenue from small client
site during the first 12 months:	$13,700

Customer Support

An online System Operators Training Course will be included with each system sold to taxi companies. A similar online Taxi Drivers Customer Support program will be available to taxi drivers. Customer Support for our taxi company customers will be included as part of the monthly System Support Contract Fee. Our website will offer continuous updates to all customers at no cost.

All training courses will be conducted online using existing technology and online web conferencing products from companies such as Glance.com http://www.glance.com/. The Glance system allows the person doing the training to control the desktop computer screen of website visitors who log onto the Glance network. By combining the online conference with a digital phone call over the internet we can be in direct contact with customers in a timely and effective manner.

Taxi Dispatch System Development

We plan to develop and deploy our taxi dispatch system. We intend to outsource both our website development and our product software development in order to minimize the costs involved and to expedite the development process. Our development plan is described below in a section by section layout in order to identify the development stages and the estimated time to complete each stage.

Our system will take advantage of current internet and cellular technology as well as the increased functionality of today’s cell phones, devices that are already owned by many taxi drivers for their personal use. During the next twelve months we expect that our Directors will contribute personally to the success of the business by spending at least 20 to 25 hours per week on our business.

Design and development of our website: The information only website is complete. We plan to expand our website by including demos and downloads on this website. We plan to complete the expanded website by the end of 2008.

Web hosting: We have hired a web hosting company.

Selection of the software designer: Product design will begin after the selection of the software designer. Our plan is to use an offshore company or individual in order to keep our costs down. Our market research indicates that there are a suitable number of experienced companies available that can do the work within our budget. Selection of the independent contractor will be based on such contractor’s past experience with similar development projects. We have conducted preliminary discussions with prospective software development firms. We intend to conclude these discussions and select a software developer by the end of the third quarter of 2008.

Specifications and high-level design: We expect to complete specifications for the product and high level design within two months after the selection of the software contractor. The work on the specifications and high-level design will be in a collaborative manner between the Directors and the software contractor.

Infrastructure development: This will include the purchase of two computers that will be used as servers. One server will be used for product development, and the other server for the online deployment of the taxi dispatch service on the internet. We estimate that installation of the operating system, development tools, and database will take two weeks to complete. This work will be handled by the software contractor. In order to keep our costs as low as possible, we will be using open source software such as Linux as an operating system, mySQL as a database, and C and PhP as programming languages, all of which are available as open source products on the internet at no cost.

Database configuration and design: During the development phase, we will work on a database design that features a scalable software application. The software contractor will be responsible for this task while our management will be directly involved in the ongoing supervision of the work, and benchmarking and testing of the database. We estimate that this will take one month to complete and this work will begin after the set-up of the development server. Security procedures and a daily backup process will be used from the start of the high level design work and carried forward to all aspects of the development process.

Main Dispatch Server: This will be the heart of the product. The Main Dispatch Server will handle all of the message processing, and the message relay among the taxi drivers’ cell phones, the main database, and the system operator. The Main Dispatch Server will track all of the transactional information and will have reporting capabilities. Managers will be able to run sales reports on a daily, weekly, monthly, quarterly and annual basis. Managers will be able to review the performance of each taxi driver, including monies received from customers.

SMS Gateway: A sophisticated communications system will be built around the industry standard SMS communications protocol. The SMS Gateway will be able to read SMS messages and place them in a queue. These messages will be transmitted to and from the cell phones of the taxi drivers, as well as to and from the Main Dispatch Server. We will be using the cell phone company’s SMS communications protocol to send and receive messages.

Desktop Applications for Systems Operator: The desktop applications will reside on the dispatcher’s personal computer. It will have a section to record incoming requests for a taxi, to broadcast taxi requests in sequential order, and to track jobs allocated and those still waiting assignment, as well as completed jobs.

Software for Cell Phones or PDA’s using SMS or GPRS protocol: This software will be downloadable by the taxi drivers directly to their cell phones or other mobile phone devices. The software will be available for download from our web server, and will provide all the functionality of our taxi dispatch system.

Taxi Driver’s Module: This will be the area of our website dedicated to taxi drivers. It will feature general background information, How-To-Download instructions, a Help section, a Frequently Asked Questions section, and a system upgrade area.

System Operator’s Training & Support Module: Our product will include an online dispatcher/system operator training module. The product development process will include producing an online Training & Support Manual for customers.

Demonstration capability: We plan to develop an online demonstration of our taxi dispatch service that will be available on our website. The demonstration will feature a live demonstration at prearranged times with our staff. Using temporary passwords we will be able to duplicate a live scenario for a system operator and taxi drivers in the field.

The following chart provides an overview of our budgeted expenditures by significant area of activity over the next 12 months:

Expenditures	US Dollar Amount
Website/Software
Development	8,000
Marketing	3,500
Sales/ Technical Support
Assistant	1,500
Web-hosting	1,200
Office Rent	2,400
Office Equipment	1,000
Offices Expenses	1,000
Telephone	1,000
Miscellaneous	400
Legal and Accounting	7500
Transfer Agent	2500
Total Expenses	$30,000

Sources and Availability of Products and Supplies

There are no constraints on the sources or availability of products and supplies related to our business. We will be producing our own product, and the distribution of our system will be over the internet.

Dependence on One or a Few Major Customers

Our business plan and the nature of our system do not hinge on one or a few major customers; however, if we obtain one or more large corporate accounts, then we may become dependent on one or a few major customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations and Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. We are planning to develop a software product and intend to protect our software product with copyright and trade secrecy laws. Beyond our trade name, we do not hold any other intellectual property.

Existing or Probable Government Regulations

There are no existing government regulations, nor are we aware of any regulations being contemplated that would adversely affect our ability to operate.

Due to the increasing popularity and use of the internet, it is possible that a number of laws and regulations may be adopted with respect to the internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the internet. The adoption of any such laws or regulations may decrease the growth of commerce over the internet, increase our cost of doing business, or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws may cover issues that include:

  Sales and other taxes;

  User privacy;

  Pricing controls;

  Characteristics and quality of products and services;

  Consumer protection;

  Libel and defamation;

  Copyright, trademark and patent infringement; and

  Other claims based on the nature and content of internet materials.

These new laws may have an impact on our ability to market our services in accordance with our business plan.

Research and Development Activities and Costs

We have not incurred any costs to date and have plans to undertake certain research and development activities during the first year of operation. For a detailed description see “Taxi Dispatch System Development.”

Employees

We have commenced only limited operations; therefore, we have no employees. Our officers and Directors provide service to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff. We do plan to hire a sales representative in or around September 2008 to assist in promoting the marketing of our service.

Description of Property

We do not own any real property. We currently maintain our corporate office at 800 Bellevue Way, Suite 400 Bellevue, Washington, 98004. We pay monthly rent of $200 to our landlord for use of this space. This space is sufficient until we commence full operations.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-K. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-Q and current reports on Form 8-K.

MANAGEMENT

The name, age and position of each of our Directors and executive officers are as follows

Name	Age	Position

Roderick C. Macutay	37	President, Treasurer, and Director

Tina Suava	48	Secretary and Director

Mr. Roderick C. Macutay

Mr. Roderick C. Macutay has been our President, Treasurer and a Director since we were incorporated on July 31, 2007.

Since April 2007, Mr. Macuaty has been employed at MAXX Marketing Inc. in Pasig City, Philippines as a Creative Artist. He is responsible for working on creative ideas and graphics for premium items such as toys/collectibles for Jollibee, Kellogs, Nestle, Uniliver and other corporate accounts. From February 2003 to April 2007, Mr. Macutay worked as a Senior Illustrator at C&E Publishing Inc. in Quezon City, Philippines, where he was the senior illustrator for textbooks, creating top quality illustration artwork used for covers, spot illustrations, diagrams, CD covers, materials for book fairs and other promotional materials. From March 2003 to September 2003, Mr. Macutay worked as a Colorist / Illustrator for 123 Marketing Inc. in Quezon City, where his duties included creating illustrations for stickers, children’s promotional materials and later coloring them using poster color and watercolor. Since 2000, Mr. Macutay has also worked for M.C. Dacanay Architectural Design Office as a freelance Architectural Renderer. Mr. Macutay is responsible for the company’s architectural presentations; coloring perspectives using acrylics and watercolors as mediums; and he was the key designer and rendered the statues for the Diplog Monument Project in Diplog City. From October to December 2001, Mr. Macutay worked as a Decorative Artist/Muralist for the Meridian Development Group. He worked on wall murals and decorative art for the kitchens, powder rooms, master bedrooms and hallways of several condominium units. From 1998 to 2002, Mr. Macutay worked as a Background Artist for the Philippine Animation Studios Inc. and for FIL-Cartoons Inc. His duties included preparation of colored backdrops for the animated shows. From 1995 to 1998, he worked as an Architectural Renderer for Tuanquin Designs and Illustrations in Quezon City. Mr. Macutay is a graduate of the University of Santo Tomas with a Bachelor of Fine Arts in Painting.

Tina Suava

Ms. Suava has been a Director since we were incorporated on July 31, 2007 and has served as Secretary of the Company since December 17, 2007. Ms. Suava has over 15 years computer systems experience in technical project management, product launches, tech support, and direct customer sales. Ms. Suava has worked for IBM in the Philippines since the Spring of 2000, where her current position is Project Manager. In this role, she consults with local businesses and leads project teams in major system conversions, and assists executive level management in defining project boundaries and in formulating budgetary guidelines and estimates. From June 1995 to Spring 2000, Ms. Suava worked for Intel Philippines as an Account Manager, where she served as onsite manager for the support of internal and external clients, providing e-Commerce product solutions for business-to-business online auction and e-Procurement software. Ms. Suava first joined Intel Philippines in June of 1992 as a Senior Customer

Service Representative, and in January 1994 she was promoted to Sales & Marketing Account Manager.

Board Composition

Our bylaws provide that the Board of Directors shall consist of one or more members, and the shareholders shall determine the number of Directors at each regular meeting. Each Director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified.

Board Composition

Our bylaws provide that the Board of Directors shall consist of one or more members, and the shareholders shall determine the number of directors at each regular meeting. Each director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert”. As such, our entire Board of Directors acts as our audit committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Directors. Thus, there is a potential conflict of interest in that our Directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our Directors currently meet the definition of “independent” as promulgated under the rules and regulations of any national exchange.

Involvement in Legal Proceedings

No Director, nominee for Director or officer of the Company has appeared as a party during the past five years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE
	Annual Compensation				Long Term Compensation

					Awards		Payouts
Name and	Year(1)	Salary	Bonus	Other	Securities	Restricted	LTIP	All
Principal					Underlying	Shares or	Pay-	Other
Position					Options/	Restricted	outs
					SARs	Share
					Granted	Units

Mr.	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Roderick
Macutay
	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil
President,
Treasurer
and
Director

Ms. Tina	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Suava

Secretary	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil
and
Director

(1)       We were incorporated on July 31, 2007.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which Directors are or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment or other contracts or arrangements with officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us. There are no arrangements for Directors, officers, employees or consultants that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below and the compensation arrangements which are described under the section of this prospectus entitled “Compensation Discussion and Analysis”, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On August 1, 2007, pursuant to the terms of a subscription agreement, we sold 500,000 shares of our common stock to Ms. Tina Suava, our Secretary and Director, for cash payment to us of $5,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Ms. Tina Suava who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On August 1, 2007, pursuant to the terms of a subscription agreement, we sold 500,000 shares of our common stock to Mr. Roderick Macutay, our President, Treasurer and Director, for cash payment to us of $5,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Roderick Macutay who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

As at December 31, 2007, there is a balance owing to Mr. Roderick Macutay, our President, Treasurer and Director in the amount of $1,348 for payment of our lease.

Our officers and Directors may be considered promoters of the Company due to their participation in and management of the business since its incorporation.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common stock as of May 21, 2008 and as adjusted to reflect the sale of the common stock in this offering for:

  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

  each of our named executive officers;

  each of our Directors; and

  all of our executive officers and Directors as a group.

     The percentage ownership information shown in the table is based upon 1,800,000 shares of common stock outstanding as of May 21, 2008.

Information with respect to beneficial ownership has been furnished by each Director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The address for each person or entity listed in the table is c/o E-Dispatch Inc., 800 Bellevue Way, Suite 400 Bellevue, Washington, 98004..

The percentages below are calculated based on 1,800,000 shares of our common stock issued and outstanding as of May 1, 2008. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name of Beneficial	Amount and Nature	Percentage of Class
	Owner	of Beneficial Ownership
Common Stock	Mr. Macutay	500,000	27.77%

Common Stock	Ms. Suava	500,000	27.77%

All officers as a		1,000,000	55.55%
Group

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 800,000 common shares on behalf of the selling stockholders.

There is no current market for our shares

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. We intend to have our common stock quoted on the OTC Bulletin Board. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holders must be made at the fixed price of $0.05 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

  Ordinary broker transactions, which may include long or short sales,

  Transactions involving cross or block trades on any securities or market where our common stock is trading,

  Purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

  In other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, or

  Any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Regulation M

We have informed the selling stockholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock:

  Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

  Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

  Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

  Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or “pari passu”, each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and Directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management”.

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Cash Dividends

As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We have appointed Routh Stock Transfer, Inc. as transfer agent for our shares of common stock. Routh Stock Transfer, Inc. is located at 5700 West Plano Parkway Suite 1000, Plano, Texas, 75093 and whose telephone number is (972) 381-2782. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 1,800,000 shares of our common stock. Of these shares, all of the 800,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining 1,000,000 shares of common stock to be outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding, which will equal 18,000 shares immediately after this offering, subject to the continued availability of current public information about us and the filing of a

Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception to December 31, 2007, included in this prospectus have been audited by Moore and Associates, Chartered as set forth in their report included in this prospectus.

The legal opinion rendered by SRK Law Offices regarding the common stock of E-Dispatch Inc. registered on Form S-1 is as set forth in their opinion letter included in this prospectus.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, and on the SEC Internet site at http:\\www.sec.gov.

E-DISPATCH INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
March 31, 2008

Report of Registered Independent Auditors	F-2

Financial Statements-

Balance Sheet as of March 31, 2008	F-3

Statements of Operations for the Period Ended
March 31, 2008, and Cumulative from Inception	F-4

Statement of Stockholders’ Equity for the Period from Inception
Through March 31, 2008
F-5
Statements of Cash Flows for the Period Ended March 31, 2008,
and Cumulative from Inception	F-6

Notes to Financial Statements March 31, 2008	F-7

MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
             PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
E-Dispatch, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of E-Dispatch, Inc. (A Development Stage Company) as of March 31, 2008 and the related statements of operations, stockholders’ equity and cash flows for the period from inception (July 31, 2007) to March 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-Dispatch, Inc. (A Development Stage Company) as of March 31, 2008 and the related statements of operations, stockholders’ equity and cash flows for the period from inception (July 31, 2007) to March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
April 25, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

E-Dispatch Inc.
(A Development Stage Company)
Balance Sheet
March 31, 2008

Asset
Cash	$39,850
Total Assets	$39,850
Liabilities
Accounts payable and accruals	$5,500
Due to stockholder	$1,348
Total Liabilities	$6,848
Stockholders’ Equity (Note 3)
Common stock authorized –
100,000,000 common shares with a par value of $0.001
Common stock issued and outstanding –
1,800,000 common shares	$1,800
Additional paid in capital	$48,200
Deficit accumulated during the development stage	$(16,998)
Total Stockholders’ Equity	$33,002
Total Liabilities and Stockholders’ Equity	$39,850

The accompanying notes are an integral part of these financial statements

E-Dispatch Inc.
(A Development Stage Company)
Statement of Operations
For the period from Inception (July 31, 2007) to March 31, 2008

Period from
Inception
(July 31, 2007)
to
March 31, 2008
Revenue	$-
Expenses:
General and administrative	$(16,998)
Provision for income taxes	-
Net (loss)	$(16,998)
Basic and diluted (loss) per common share	$(0.00)
Weighted average number of common shares outstanding	1,800,000

The accompanying notes are an integral part of these financial statements

E-Dispatch Inc.
(A Development Stage Company)
Statement of Stockholders’ Equity
For the period from Inception (July 31, 2007) to March 31, 2008

				Deficit
				Accumulated
			Additional	During
	Common Shares		Paid-in	Development	Total
	Issued Shares	Amount	Capital	Stage	Equity

Balance, July 31, 2007 (date of inception)	-	$-	$-	$-	$-

Shares issued to founders on July 31, 2007	1,000,000	1,000	9,000	-	10,000
Private placement on November 23, 2007	800,000	800	39,200		40,000
Net (loss)	-	-	-	(16,998)	(16,998)

Balance, March 31, 2008	1,800,000	1,800	48,200	(16,998)	33,002

The accompanying notes are an integral part of these financial statements

E-Dispatch Inc.
(A Development Stage Company)
Statement of Cash Flows
For the period from Inception (July 31, 2007) to March 31, 2008

Period from
Inception
(July 31, 2007)
to
March 31, 2008

Operating Activities

Net (loss)	$(16,998)
Increase in accounts payable	5,500

Cash used by operating activities	(11,498)

Financing Activities

Increase in due to stockholder	1,348
Sale of stock	50,000

Cash from financing activities	51,348

Increase in cash	39,850
Cash, opening	-

Cash, closing	$39,850

Supplemental information:

Taxes paid	$-
Taxes paid	$-

Non-cash activities:

Stock issued for services	$-
Stock issued for accounts payable	$-
Stock issued for notes payable and interest	$-
Stock issued for convertible debentures and interest	$-
Convertible debentures issued for services	$-
Warrants issued	$-
Stock issued for penalty on default of convertible debenture	$-
Note payable issued for finance charges	$-
Forgiveness of note payable and accrued interest	$-

The accompanying notes are an integral part of these financial statements

E-Dispatch Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 1 – Nature of Operations

E-Dispatch Inc. (“the Company”), incorporated in the state of Nevada on July 31, 2007, is a private company with business activities in cell phone based taxi dispatch systems.

The company has limited operations and in accordance with SFAS#7 is considered to be in the development stage.

Note 2 – Significant Accounting Policies

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Financial Instrument

The Company’s financial instrument consists of amount due to stockholder.

The amount due to stockholder is non interest-bearing. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

E-Dispatch Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 2 – Significant Accounting Policies (continued)

Loss Per Share

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Note 3 – Due to Stockholder

The amount owing to stockholder is unsecured, non-interest bearing and has no specific terms of repayment.

Note 4 – Capital stock

Common Shares - Authorized

The company has 100,000,000 common shares authorized at a par value of $0.001 per share.

Common Shares – Issued and Outstanding

During the year, the company issued 1,800,000 common shares for total proceeds of $50,000. As at March 31, 2008, the company has no warrants or options outstanding.

E-Dispatch Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 5 – Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $3,740, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $16,998.

The following table reconciles the amount of income tax recoverable on application of the statutory Canadian federal and provincial income tax rates:

The company has non-capital losses of $16,998.

Note 6 – Related Party Transaction

As at March 31, 2008, there is a balance owing to a stockholder of the Company in the amount of $1,348.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 – Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

E-Dispatch Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 7 – Going Concern (continued)

The Company’s activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $16,998 as of March 31, 2008. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Note 8 – Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151- Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 - Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

E-Dispatch Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 8 – Recent Accounting Pronouncements (continued)

Statement No. 153- Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 – Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange	4
Commission registration fee
Legal, accounting fees and expenses (1)	20,000

Total (1)	20,004

(1) Estimated.

ITEM 14. Indemnification of Directors, Officers, Employees and Agents

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, Director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our Directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the Director has a material conflict of interest; (b) a violation of criminal law, unless the Director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the Director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our Directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our Directors and officers; and, provided, further, that we shall not be required to indemnify any Director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

Since inception, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, or Regulation D or Regulation S promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

On August 1, 2007, pursuant to the terms of a subscription agreement we sold 500,000 shares of our common stock to Ms. Tina Suava, our Secretary and Director, for cash payment to us of $5,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Ms. Tina Suava who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On August 1, 2007, pursuant to the terms of a subscription agreement we sold 500,000 shares of our common stock to Mr. Roderick Macutay, our President, Treasurer and Director, for cash payment to us of $5,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Roderick Macutay who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On November 19, 2007, we issued and sold 800,000 shares of our common stock to our non-US seed capital investors at a purchase price of $0.05 per share, without registering the shares with the Securities and Exchange Commission. We completed this offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that they were a non-U.S. person as defined in Regulation S. We did not engage in distribution of these offerings in the United States.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant.

3.2	Bylaws of Registrant.

4.1	Specimen Common Stock Certificate.

5.1	Opinion of SRK Law Offices regarding the legality of the securities being registered.

23.1	Consent of Moore & Associates, Chartered.

23.2	Consent of Legal Counsel (incorporated in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this registration statement).

Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pasig City, Philippines on May 28, 2008.

E-DISPATCH INC.

By:	/s/ Roderick Macutay
Name: Roderick Macutay
Title: President, Treasurer and Director
(Principal Executive and Principal
Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: May 28, 2008	/s/ Roderick Macutay
Name: Roderick Macutay
Title: President, Treasurer and Director
(Principal Executive and Principal
Financial and Accounting Officer)

Date: May 28, 2008	/s/ Tina Suava
Name: Tina Suava
Title: Secretary and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roderick Macutay and Tina Suava, each or either of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roderick Macutay	President, Treasurer and Director
Roderick Macutay	(Principal Executive and Principal	May 28, 2008
Financial and Accounting Officer)

/s/ Tina Suava	Secretary and Director
Tina Suava		May 28, 2008